                                         INVESTMENT SUB-ADVISORY AGREEMENT

                  AGREEMENT,  made as of the 20th day of November, 2001, by and between  OPPENHEIMERFUNDS,  INC., a
Colorado corporation ("OFI"), and TREMONT PARTNERS, INC., a Connecticut corporation ("Tremont").

                                                      RECITAL

                  WHEREAS,  Oppenheimer  Tremont Market Neutral Fund,  LLC, a Delaware  limited  liability  company
(the "Fund"),  is registered under the Investment  Company Act of 1940, as amended (the "Investment  Company Act"), with the Securities and Exchange Commission (the "Commission") as a closed- end management investment company;

                  WHEREAS,  OFI has  entered  into an  Investment  Advisory  Agreement  with the  Fund  dated as of
November 20, 2001 (the "Investment Advisory  Agreement"),  pursuant to which OFI has been appointed to serve as the investment  adviser  of the  Fund  and  pursuant  to which  OFI is  authorized  to  retain  investment  subadvisers affiliated  with OFI to provide any or all of the  services  required  to be  provided by OFI under the  Investment
Advisory Agreement;

                  WHEREAS,  Tremont is an affiliate of OFI that is registered under the Investment  Advisers Act of
1940,  as amended  (the  "Advisers  Act"),  as an  investment  adviser  and engages in the  business  of  rendering investment advice;

                  WHEREAS,  OFI desires that Tremont  shall act as the  investment  subadviser to the Fund pursuant to this Agreement and Tremont desires to act in such capacity;

                  NOW THEREFORE,  in consideration  of the mutual covenants  hereinafter set forth, it is agreed by and between the parties, as follows:

1.       GENERAL PROVISIONS.

                  OFI hereby appoints Tremont to render to OFI, with respect to the Fund,  investment  research and advisory  services as set forth below in Section 2, under the  supervision  of OFI and subject to the  approval and direction of the Fund's Board of Managers (the "Board"),  and Tremont hereby accepts such  appointment,  subject to the  terms  and  conditions  contained  herein.  Tremont  shall,  for  purposes  of this  Agreement,  be  deemed an independent  contractor and shall not have,  except as expressly  provided or authorized  herein,  any authority to act for or  represent  OFI or the Fund in any way or  otherwise  to serve as or to be  deemed an agent of the Fund.
Tremont  shall,  in all  matters,  give to OFI,  the Fund and the Board of Managers of the Fund (the  "Board")  the
benefit of its best judgment,  effort,  advice and recommendations  and shall at all times,  conform to and use its best  efforts to enable the Adviser and the Fund to conform to (i) the  provisions  of the  Investment  Company Act and any rules or regulations  thereunder;  (ii) any other applicable  provisions of state or Federal law; (iii) the provisions  of the  Limited  Liability  Company  Agreement  of the  Fund,  as  amended  from time to time (the "LLC
Agreement");  (iv)  policies  and  determinations  of  the  Board,  (v)  the  investment  policies  and  investment restrictions of the Fund as reflected in the  registration  statement of the Fund under the Investment  Company Act or as such  policies  may,  from time to time,  be amended;  and (v) the  Prospectus  and  Statement of  Additional
Information  of the Fund in  effect,  as they may be  amended  from  time to time.  The  appropriate  officers  and employees of Tremont shall be available upon reasonable  notice for  consultation  with any members of the Board or officers of the Fund or the Adviser with  respect to any matters  dealing with the business and affairs of the Fund including,  without limitation,  review of the general investment strategy of the Fund, economic considerations and general conditions affecting the marketplace.

2.       DUTIES OF TREMONT AND OFI.

(a)      Duties of Tremont.

                           Tremont shall regularly  provide  investment  advice with respect to the Fund and shall, subject to the terms of this Agreement,  continuously  supervise the investment and  reinvestment of cash, securities  and  instruments  or other  property  comprising  the assets of the Fund,  and in  furtherance thereof, Tremont's duties and authority shall include:

(A)      Selecting alternative asset managers ("Portfolio Managers") with whom to invest the Fund's assets, either through private investment funds that they manage ("Portfolio Funds") or directly through separate managed accounts or separate investment vehicles managed by a Portfolio Manager and in which the Fund is the only investor ("Portfolio Accounts"), on the basis of various criteria relating to their skills and ability to execute their investment programs, consistent with the Fund's overall investment objective and strategies; provided, however, that the Fund's participation in Portfolio Accounts will be subject to approval at least annually by the Board, including the vote of the majority of the Managers who are not parties to this Agreement or "interested persons"
                           (as defined in the Investment Company Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority of the outstanding voting securities of the Fund" (as defined in the Investment Company Act), subject in such case to the approval by a vote of the majority of the Managers who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act and the rules thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval;

(B)      Determining how the Fund's assets should be allocated among the Portfolio Managers and regularly reporting on the Fund's portfolio holdings to OFI and, at the request of OFI, to the
                           Board;

(C)      Obtaining and evaluating pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund, and whether concerning the Portfolio Managers or the activities in which such Portfolio Managers engage; and

(D)      Taking such actions incident to implementation of the Fund's investment program, or as otherwise directed by OFI, including: (i) executing investment advisory, subscription, and such other agreements in connection with investing the Fund's assets in Portfolio Funds or
                           Portfolio Accounts; (ii) transmitting withdrawal requests to Portfolio Funds and
                           Portfolio Accounts, either at the request of OFI in connection with periodic repurchases of member interests in the Fund ("Interests") by the Fund or as part of
                           Tremont's investment program; and (iii) such other actions as Tremont deems necessary or appropriate in executing its duties under this Agreement.

(E)      Nothing in this Agreement shall prevent Tremont or any affiliate thereof from acting as investment adviser for any other person, firm, fund, corporation or other entity and shall not in any way limit or restrict Tremont, or any of its affiliates, or their respective directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by Tremont of its duties and obligations under this Agreement and under the Advisers Act and further provided that such activities do not violate any provisions of the code of ethics of Tremont governing personal securities trading by persons who are "access persons," as defined by such code, of the Fund.

(b)      Duties of OFI.

                           Without  limiting the  obligations  of Tremont under this  Agreement,  OFI shall monitor the  investment  program  maintained by Tremont for the Fund to ensure that the Fund's assets are invested in compliance  with this Agreement and consistent  with the investment  objective and investment  policies of the Fund as recited in its Prospectus and Statement of Additional  Information,  as they may be amended from time to time.

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)      Representations, Warranties and Covenants of Tremont.

(A)      Tremont is now, and will continue to be, a corporation duly formed and validly existing under the laws of its jurisdiction of formation, fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(B)      Tremont is registered as an investment adviser with the Commission under the Advisers Act.  Tremont shall maintain such registration in effect at all times during the term of this
                           Agreement.

(C)      Tremont at all times shall provide its best judgment and effort to OFI and the Fund in carrying out its obligations hereunder.

(b)      Other Covenants.  Tremont further agrees that:

(A)      as required by applicable laws and regulations, it will maintain books and records with respect to the
                           Fund's securities transactions and it will furnish to OFI and to the Board such periodic and special reports as OFI or the Board may reasonably request; and

(B)      it will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, and will not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by OFI or the Fund or when so requested by OFI or the Fund, or required by law or regulation.

(c)      Representations, Warranties and Covenants of OFI.

(A)      OFI is now, and will continue to be, duly organized and in good standing under the laws of its state of incorporation, fully authorized to enter into this Agreement and to carry out its duties and obligations hereunder.

(B)      OFI is registered as an investment adviser with the Commission under the Advisers Act.  OFI shall maintain such registration in effect at all times during the term of this Agreement.

(C)      OFI at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

4.       CONTROL BY THE BOARD.

                  Any investment  program  undertaken by Tremont  pursuant to this Agreement,  as well as any other activities  undertaken by Tremont with respect to the Fund,  shall at all times be subject to any directives of OFI and the Board.

5.       BOOKS AND RECORDS.

                  Tremont  agrees  that all  records  that it  maintains  for the Fund,  on behalf of OFI,  are the property of the Fund and  further  agrees to  surrender  promptly  to the Fund or to OFI any of such  records  upon request.  Tremont further agrees to preserve for the periods  prescribed by applicable  laws, rules and regulations all  records  required  to be  maintained  by  Tremont  on behalf  of OFI under  such  applicable  laws,  rules and regulations, or such longer period as OFI may reasonably request from time to time.

6.       PORTFOLIO TRANSACTIONS AND BROKERAGE.

(a)      Tremont  is  authorized,  in  arranging  the  purchase  and sale of the  portfolio  securities  and  other investments  of the Fund to employ or deal with such  members  of  securities  or  commodities  exchanges, brokers or dealers,  including "affiliated"  broker-dealers,  as may, in its best judgment,  implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution" (prompt and reliable execution at the most favorable  security price obtainable) of the portfolio  transactions of the Fund as well as to obtain,  consistent with the provisions of the  subparagraph  (c) of this paragraph 6, the benefit of such investment  information or research as may be of significant  assistance to the  performance by Tremont of its investment advisory functions.

(b)      Tremont shall select  broker-dealers to effect the portfolio  transactions of the Fund on the basis of its estimate of their  ability to obtain best  execution of  particular  and related  portfolio  transactions.
         The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transactions  will be judged  by  Tremont  on the  basis of all  relevant  factors  and  considerations  including,  insofar  as feasible,  the  execution  capabilities  required by the  transactions  or  transactions;  the ability and willingness of the  broker-dealer  to facilitate the portfolio  transactions of the Fund by  participating therein for its own account;  the  importance  to the Fund of speed,  efficiency or  confidentiality;  the broker-dealer's  apparent  familiarity  with  sources  form  or to whom  particular  securities  or  other investments  might be  purchased  or sold;  as well as nay other  matters  relevant to the  selection of a broker-dealer for particular and related transactions of the Fund.

(c)      Tremont  shall have  discretion,  in the  interests of the Fund,  to allocate  brokerage on the  portfolio transactions of the Fund to broker-dealers,  other than an affiliated  broker-dealer,  qualified to obtain best  execution  of such  transactions  who provide  research  services  (as such  services are defined in
         Section  28(e)(3)  of the  Securities  Exchange  Act of 1934) to  Tremont,  which may  assist  Tremont  in managing  the  assets  of the Fund or other  accounts  for  which  Tremont  or any  affiliate  of  Tremont exercises  "investment  discretion"  (as that  term is  defined  in  Section  3(a)(35)  of the  Securities
         Exchange  Act of 1934) and to cause the Fund to pay such  broker-dealers  a  commission  for  effecting  a portfolio  transaction  for the Fund that is in excess of the amount of commission  another  broker-dealer adequately  qualified to effect the  transaction  would have charged for effecting  that  transaction,  if
         Tremont  determines,  in good faith, that such commission is reasonable in relation to the value of the of the broker or research services provided by such  broker-dealer  viewed in terms of either that particular transaction or the overall  responsibilities  of Tremont or its affiliates  with respect to accounts as to which they exercise investment  discretion.  In reaching such determination,  Tremont will not be required to place or attempt to place a specific  dollar value on the  brokerage or research  services  provided or being  provided  by such  broker-dealer.  In  demonstrating  that  such  determinations  were made in good faith,  Tremont shall be prepared to show that all  commissions  were allocated for purposes  contemplated by this Agreement and that the total  commissions paid by the Fund over a  representative  period selected by the Board were reasonable in relation to the benefits to the Fund.

(d)      Tremont shall have no obligation to seek advance  competitive  bidding for the most  favorable  commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer on the basis of its purported or "posted"  commission  rate but will, to the best of its ability,  endeavor to be aware of the current level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the
         Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies of the Fund.

(e)      Subject to the foregoing  provisions of this  paragraph 6, Tremont may also consider sales of Interests as a factor in the selection of broker-dealers for its portfolio transactions.

7.       COMPENSATION OF TREMONT.

(a)      In  consideration  of the  services  provided  by Tremont  under this  Agreement,  OFI will pay  Tremont a monthly fee equal to 50% of the amount of the  Management  Fee earned by OFI  pursuant  to the  Investment
         Advisory Agreement.

(b)      Incentive  Allocation.  OFI has  designated  Tremont to serve as the Special  Advisory  Member of the Fund under the  terms of the LLC  Agreement  and to  receive  in such  capacity  the  incentive  allocation  in accordance  with the terms of the LLC Agreement (the  Incentive  Allocation").  The Incentive  Allocation,
         if any,  will be  computed  and  credited  to the  capital  account  of  Tremont  as  provided  by the LLC
         Agreement.

8.       ALLOCATION OF EXPENSES.

                  Tremont  shall pay the  expenses  incurred  by it in  providing  services  under this  Agreement, including,  but not  limited  to,  the  salaries,  employment  benefits  and  other  related  costs of those of its personnel  engaged in providing  investment advice to the Fund hereunder,  including,  without  limitation,  office space, office equipment, telephone and postage costs and other expenses.

9.       USE OF NAME "TREMONT."

                  Tremont hereby grants to the Fund a royalty-free,  non-exclusive  license to use the "Tremont" in the name of the Fund for the duration of this  Agreement  any  extensions  or renewals  thereof.  Such license may, upon  termination  of this  Agreement,  be  terminated  by  Tremont,  in which event the Fund shall  promptly  take whatever  action may be necessary to change its name and  discontinue  and further use of the name "Tremont" in the name of the Fund or otherwise.  The name  "Tremont"  may be used or licensed by Tremont in  connection  with any of its activities, or licensed by Tremont to any other party.

10.      DURATION.

                  This  Agreement  will take effect on the date first set forth above.  Unless  earlier  terminated pursuant to  paragraph  13 hereof,  this  Agreement  shall remain in effect for a period of two (2) years from such date and  thereafter  from year to year,  so long as such  continuance  shall be approved at least  annually by the
Board,  including  the vote of the majority of the Managers  who are not parties to this  Agreement or  "interested persons" (as defined in the Investment  Company Act and the rules  thereunder) of any such party, cast in person at a meeting  called for the purpose of voting on such approval,  or by the holders of a "majority of the  outstanding voting  securities of the Fund" (as defined in the  Investment  Company Act),  subject in such case to the approval by a vote of the  majority of the  Managers  who are not parties to this  Agreement  or  "interested  persons"  (as defined in the  Investment  Company Act and the rules  thereunder)  of any such party,  cast in person at a meeting called for the purpose of voting on such approval.

11.      LIABILITY OF TREMONT.

                  In the absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard of obligations  or duties  hereunder on the part of Tremont or any of its officers,  directors or  employees,  Tremont shall not be  liable to OFI for any act or  omission  in the  course  of, or  connected  with,  rendering  services hereunder or for any losses that may be sustained in the  purchase,  holding or sale of any interest in a Portfolio
Fund or allocation to any Portfolio Manager.

12.      ASSIGNMENT OR AMENDMENT.

                  Any  amendment  to this  Agreement  shall be in writing and shall be subject to: (i) the approval of the Board,  including  the vote of a majority of the  Managers who are not  "interested  persons," as defined by the Investment  Company Act and the rules  thereunder;  (ii) the affirmative vote or written consent of the holders of a "majority of the  outstanding  voting  securities" of the Fund," as defined by the Investment  Company Act, to the extent such a vote of security  holders is  required  by the  Investment  Company  Act.  This  Agreement  shall automatically  and immediately  terminate in the event of its  "assignment,"  as defined in the Investment  Company
Act.

13.      TERMINATION.

                  This  Agreement  may be  terminated  (i) by Tremont at any time without  penalty upon sixty days'
written  notice to the the other party and the Fund (which  notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty days'  written  notice to Tremont and OFI (which  notice may be waived by
OFI),  provided that such  termination by the Fund shall be directed or approved by the Board or by the vote of the holders of a "majority of the  outstanding  voting  securities" of the Fund, as defined by the  Investment  Company
Act.

14.      NOTICES.

                  Any  notice or other  communication  required  to be or that may be given  hereunder  shall be in writing and shall be delivered  personally,  telecopied,  sent by certified,  registered  or express mail,  postage prepaid or sent by national  next-day  delivery  service and shall be deemed given when so delivered  personally or telecopied,  or if mailed, two days after the date of mailing,  or if by next-day delivery service, on the business day following delivery thereto:

(a)

                  If to OFI, to:

                           OppenheimerFunds, Inc.
                           498 Seventh Avenue
                           New York, New York  10018
                           Attention:       Andrew J. Donohue
                                    Executive Vice President and General Counsel
                           Telecopier:      212-321-1159

(b)      If to Tremont, to:

                           Tremont Partners, Inc.
                           Rye Corporate Center
                           555 Theodore Fremd Avenue
                           Rye, New York  10580
                           Attention:       ____________
                                    ------------
                           Telecopier:      ____________

15.      QUESTIONS OF INTERPRETATION.

                  This  Agreement  shall be governed by the laws of the State of New York  applicable to agreements made and to be performed  entirely  within the State of New York (without regard to any conflicts of law principles thereof).  Any question of  interpretation  of any term or provision of this  Agreement  having a counterpart in or otherwise  derived from a term or provision  of the  Investment  Company Act shall be resolved by reference to such term or  provision of the  Investment  Company Act and to  interpretations  thereof,  if any, by the United  States courts or, in the absence of any  controlling  decision of any such court,  by rules,  regulations or orders of the
Commission  issued  pursuant to the Investment  Company Act. In addition,  where the effect of a requirement of the
Investment  Company Act  reflected in any  provision of this  Agreement is revised by rule,  regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

16.      DEFINITIONS.

                  The  terms  and  provisions  of the  Agreement  shall  be  interpreted  and  defined  in a manner consistent with the terms and provisions of the Investment Company Act and the rules thereunder.

                                                     OPPENHEIMERFUNDS, INC.

                                                     By:  ______________________
                                                     Name:
                                                     Title:

                                                     TREMONT PARTNERS, INC.

                                                     By:  ______________________
                                                     Name:
                                                     Title:

         The provisions of Section 9 are hereby agreed to and accepted.

         OPPENHEIMER TREMONT MARKET NEUTRAL FUND, LLC

         By:  ______________________
         Name:
         Title: